UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

CARTESIAN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

704 Quince Orchard Road, Gaithersburg, MD 20878
(Address of principal executive offices)(Zip Code)

(617) 923-1400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	RNAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As previously disclosed, on November 13, 2023, Cartesian Therapeutics, Inc. (the “Company”) filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware in connection with the Company’s merger with the Delaware corporation then known as Cartesian Therapeutics, Inc. (the “Merger”). The Certificate of Designation provides for the designation of shares of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”). On March 26, 2024, the Company, with the consent of the holders of Series A Preferred Stock required thereby, amended the Certificate of Designation (such amendment, the “Amendment to the Certificate of Designation”) such that the Automatic Conversion (as defined in the Certificate of Designation) will occur at 5:00 p.m. eight business days following stockholder approval of the Conversion Proposal (defined below).
The foregoing description of the Amendment to the Certificate of Designation is qualified in its entirety by reference to the full text of the Amendment to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On March 27, 2024, the Company held its previously announced Special Meeting of Stockholders (the “Special Meeting”). A total of 123,170,515 shares of the Company’s Common Stock were present electronically or by proxy at the Special Meeting, representing approximately 76.07% of the Company’s outstanding Common Stock as of the February 13, 2024 record date. The following are the voting results for the proposals considered and voted upon at the Special Meeting, all of which were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 14, 2024 (the “Proxy Statement”).
Proposal 1:    Approval of the issuance of shares of the Company’s Common Stock upon conversion of the Series A Preferred Stock (the “Conversion Proposal”).

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
87,791,910	2,865,444	75,914	25,713,608
The above voting results for Proposal 1 do not include the 6,723,639 shares of Common Stock that were issued in connection with the Merger. Such shares were not entitled to vote on Proposal 1 for purposes of compliance with the applicable listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). In order to comply with applicable Nasdaq rules, the Company instructed the inspector of elections to conduct a separate tabulation that subtracted 6,723,639 shares of Common Stock from the total number of shares of Common Stock that voted in favor of the Conversion Proposal to determine whether the Conversion Proposal was adopted in accordance with such rules. These 6,723,639 shares of Common Stock were eligible to vote on Proposal 1 for purposes of adopting Proposal 1 under Delaware law.
Based on the votes set forth above, the stockholders approved the Conversion Proposal.
Proposal 2:    Approval of an amendment to the Company’s restated certificate of incorporation, as amended (the “Charter”), to effect a reverse stock split of the Company’s issued and outstanding Common Stock, at a ratio in the range of 1-for-20 and 1-for-30, with such ratio to be determined at the discretion of the Board of Directors (the “Board”) of the Company (the “Reverse Stock Split Proposal”).

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
114,747,625	6,237,877	2,185,013	—
Based on the votes set forth above, the stockholders approved the Reverse Stock Split Proposal.
Proposal 3:    Approval of the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for Proposal Nos. 1 or 2 (the “Adjournment Proposal”).

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
114,948,498	7,889,418	332,599	—
Based on the votes set forth above, the stockholders approved the Adjournment Proposal.
Item 7.01 Regulation FD Disclosure.
On March 28, 2024, the Company issued a press release announcing its intention to effect a reverse stock split. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.
Item 8.01 Other Events.
Following stockholder approval of the Conversion Proposal, the Board approved a final reverse stock split ratio of 1-for-30. Following such approval, the Company filed an amendment to its Charter (the “Charter Amendment”) with the Secretary of State of the State of Delaware to effect the reverse stock split, with an effective time of 4:30 p.m. Eastern Time on April 4, 2024 (“Effective Time”). Beginning on April 5, 2024, the Common Stock is expected to continue to trade on The Nasdaq Global Market on a split-adjusted basis under the symbol “RNAC” with a new CUSIP number, 816212302.
At the Effective Time, every 30 shares of Common Stock outstanding will be combined, automatically and without any action on the part of the Company or its stockholders, into one share of Common Stock. No fractional shares will be issued in connection with the reverse stock split. Instead, the Company’s transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the reverse stock split. After that sale, each stockholder who would have been entitled to a fractional share will instead receive a cash payment (without interest) in an amount equal to its respective pro rata share of the total proceeds of such sale.
The reverse stock split will reduce the number of shares of Common Stock issued and outstanding from approximately 165,475,062 to approximately 5,515,835. Following the reverse stock split, the authorized number of shares of Common Stock will remain at 350,000,000.
The foregoing description of the Charter Amendment is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to the Certificate of Designation of Series A Non-Voting Convertible Preferred Stock, dated March 26, 2024.
3.2	Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Cartesian Therapeutics, Inc., dated March 28, 2024.
99.1	Press Release, dated March 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN THERAPEUTICS, INC.

Date: March 28, 2024	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer